CERTIFICATE OF AMENDMENT

                                        OF

                             ARTICLES OF INCORPORATION

                                        OF

                           FRANKLIN TAX-FREE MONEY FUND

      CHARLES B. JOHNSON and HARMON E. BURNS certify that:

      1. They are the president and secretary, respectively, of FRANKLIN TAX-FREE MONEY FUND, a California corporation.

      2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

"The name of this corporation is FRANKLIN TAX-EXEMPT MONEY FUND".

     3. The foregoing Amendment of the Articles of Incorporation has been duly approved by a majority of the corporation's board of directors.

      4. No shares of the corporation have been issued, and this Amendment has been adopted by the board of directors pursuant to Section 901 of the Corporations Code.

                                          /s/ Charles B. Johnson
                                          By: Charles B. Johnson

                                          /s/ Harmon E. Burns
                                          By: Harmon E. Burns

The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge.

      Executed at San Mateo, California on July 14, 1981.

                                          /s/ Charles B. Johnson
                                          By: Charles B. Johnson

                                          /s/ Harmon E. Burns
                                          By: Harmon E. Burns